UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Rule 14a-1

SHARESPOST 100 FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Subject line:

SharesPost 100 Fund Proxy

Content:

Hi,

I hope all is well.

Please be advised that you and your clients should be receiving an email or package via First Class mail in the coming days asking them to vote their shares in the SharesPost 100 Fund.

The vote calls for shareholder approval of a new advisory agreement appointing Liberty Street Advisors, Inc. as the investment advisor to the SharesPost 100 Fund, which the Board has unanimously approved.

In addition to providing our clients with advanced notice, we wanted to reiterate that we are available to address any questions they may have regarding the proxy vote or advisor transition.

One note for those shareholders who will be receiving email notifications: it is possible that some emails might go to the recipients’ junk folder. You can suggest to your clients that they look in their junk or spam folders for the email.

As always, thank you for your continued support.